Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

DOWNERS GROVE, Ill., January 30, 2025 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the fourth quarter and full year ended December 31, 2024. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended December 31,			Years Ended December 31,
($ in millions, except per share data)	2024	2023	% Change*	2024	2023	% Change*
U.S. GAAP
Revenue	$1,930	$1,905	1%	$7,746	$7,684	1%
Earnings from continuing operations	238	258	(8)%	1,400	944	48%
Diluted EPS from continuing operations	1.72	1.84	(7)%	10.09	6.71	50%

Non-GAAP
Organic revenue change			0.3%			—%
Adjusted earnings from continuing operations [1]	305	306	—%	1,150	1,118	3%
Adjusted diluted EPS from continuing operations	2.20	2.18	1%	8.29	7.95	4%

1 Q4 and year-to-date 2024 and 2023 adjusted earnings from continuing operations exclude after-tax purchase accounting expenses and restructuring and other costs. Year-to-date 2024 also excludes an after-tax gain on disposition of a minority owned equity method investment, and the after-tax gain and post-closing adjustments on the disposition of De-Sta-Co.
* Change may be impacted by rounding.

For the quarter ended December 31, 2024, Dover generated revenue of $1.9 billion, an increase of 1%. GAAP earnings from continuing operations of $238 million decreased 8%, and GAAP diluted EPS from continuing operations of $1.72 was down 7%. On an adjusted basis, earnings from continuing operations of $305 million remained flat and adjusted diluted EPS from continuing operations of $2.20 was up 1%.

For the year ended December 31, 2024, Dover generated revenue of $7.7 billion, an increase of 1% compared to the prior year. GAAP earnings from continuing operations of $1.4 billion increased by 48%, and GAAP diluted EPS from continuing operations of $10.09 was up 50%. On an adjusted basis, earnings from continuing operations of $1.2 billion increased 3%, and adjusted diluted EPS from continuing operations of $8.29 was up 4% compared to the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover's President and Chief Executive Officer, Richard J. Tobin, said, "Dover’s fourth quarter results were very encouraging as we move into 2025, with broad-based top line strength across the portfolio and particularly robust performances within the Clean Energy & Fueling and Pumps & Process Solutions segments. Order trends continued their positive trajectory in the quarter with book-to-bill above one, driven by robust bookings in our secular-growth-exposed markets in single-use biopharma components, thermal connectors, and CO2 systems.

"Margin improvement was solid during the period due to the positive mix impact from our high margin, high growth platforms, and our rigorous cost containment and productivity actions. We expect these ongoing productivity and cost containment actions will continue to benefit consolidated margins in 2025.

"Our strong operational results were complemented by our ongoing portfolio actions. We have completed six acquisitions over the last three years to create a new platform in cryogenic components within our Clean Energy & Fueling segment, and we are very excited about the future value creation through margin expansion and durable, secular end market growth. We recently closed two bolt-on acquisitions within our high-priority Pumps & Process Solutions segment, and our acquisition pipeline remains robust. We ended the year with a significant cash position that provides flexibility as we pursue value-creating capital deployment to further expand our businesses in high growth, high margin priority platforms.

"We are optimistic about 2025. Underlying demand trends remain solid across the portfolio, as evidenced by our order momentum, and we have significant runway for continued margin improvement through positive mix benefits and numerous cost and performance levers. We have high confidence in Dover’s attractive end market exposures, flexible business model, and proven execution playbook. With this backdrop, we are poised to deliver double-digit EPS growth in 2025 through a combination of accretive top line growth, margin improvement, and value-creating capital allocation."

FULL YEAR 2025 GUIDANCE:

In 2025, Dover expects to generate GAAP EPS from continuing operations in the range of $8.16 to $8.36 (adjusted EPS from continuing operations of $9.30 to $9.50), based on full year revenue growth of 2% to 4% (organic growth of 3% to 5%).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its fourth quarter and full year 2024 results at 9:00 A.M. Eastern Time (8:00 A.M. Central Time) on Thursday, January 30, 2025. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 70 years, our team of approximately 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV."

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate; supply chain constraints and labor shortages that could result in production stoppages; inflation in material input costs and freight logistics; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; changes in law; our ability to identify, consummate and successfully integrate and realize synergies from newly acquired businesses; acquisition valuation levels; the impact of interest rate and currency exchange rate fluctuations; capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions; our ability to effectively deploy capital resulting from dispositions; our ability to derive expected benefits from restructurings, productivity initiatives and other cost reduction actions; the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy; and our ability to capture and protect intellectual property rights. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2024

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data*)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue	$1,929,866	$1,904,812	$7,745,909	$7,684,476
Cost of goods and services	1,184,142	1,185,909	4,787,288	4,816,932
Gross profit	745,724	718,903	2,958,621	2,867,544
Selling, general and administrative expenses	450,660	413,981	1,752,266	1,648,204
Operating earnings	295,064	304,922	1,206,355	1,219,340
Interest expense	28,304	30,897	131,171	131,304
Interest income	(23,145)	(4,944)	(37,158)	(13,496)
(Gain) loss on dispositions	115	—	(597,798)	—
Other income, net	(13,860)	(710)	(46,876)	(21,468)
Earnings before provision for income taxes	303,650	279,679	1,757,016	1,123,000
Provision for income taxes	65,267	21,500	357,048	179,136
Earnings from continuing operations	238,383	258,179	1,399,968	943,864
Earnings from discontinued operations, net	1,197,600	38,083	1,297,158	112,964
Net earnings	$1,435,983	$296,262	$2,697,126	$1,056,828

Basic earnings per share:
Earnings from continuing operations	$1.74	$1.85	$10.16	$6.75
Earnings from discontinued operations, net	$8.73	$0.27	$9.42	$0.81
Net earnings	$10.47	$2.12	$19.58	$7.56
Weighted average shares outstanding	137,205	139,893	137,735	139,848

Diluted earnings per share:
Earnings from continuing operations	$1.72	$1.84	$10.09	$6.71
Earnings from discontinued operations, net	$8.66	$0.27	$9.35	$0.80
Net earnings	$10.38	$2.11	$19.45	$7.52
Weighted average shares outstanding	138,298	140,586	138,696	140,599

Dividends paid per common share	$0.515	$0.51	$2.05	$2.03

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2024					2023
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2023
Basic earnings per share:
Continuing operations	$4.33	$1.79	$2.28	$1.74	$10.16	$1.48	$1.55	$1.87	$1.85	$6.75
Discontinued operations	$0.22	$0.26	$0.25	$8.73	$9.42	$0.16	$0.18	$0.20	$0.27	$0.81
Net earnings	$4.55	$2.05	$2.53	$10.47	$19.58	$1.64	$1.73	$2.07	$2.12	$7.56

Diluted earnings per share:
Continuing operations	$4.30	$1.78	$2.26	$1.72	$10.09	$1.47	$1.54	$1.86	$1.84	$6.71
Discontinued operations	$0.22	$0.25	$0.25	$8.66	$9.35	$0.16	$0.18	$0.20	$0.27	$0.80
Net earnings	$4.52	$2.04	$2.51	$10.38	$19.45	$1.63	$1.72	$2.06	$2.11	$7.52

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Continuing operations	$602,102	$246,587	$312,896	$238,383	$1,399,968	$206,692	$217,010	$261,983	$258,179	$943,864
Discontinued operations	30,119	35,235	34,204	1,197,600	1,297,158	21,882	25,229	27,770	38,083	112,964
Net earnings	$632,221	$281,822	$347,100	$1,435,983	$2,697,126	$228,574	$242,239	$289,753	$296,262	$1,056,828

Weighted average shares outstanding:
Basic	139,051	137,443	137,251	137,205	137,735	139,757	139,862	139,878	139,893	139,848
Diluted	139,869	138,404	138,223	138,298	138,696	140,616	140,578	140,615	140,586	140,599

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2024					2023
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2023
REVENUE
Engineered Products	$332,820	$285,297	$296,117	$288,223	$1,202,457	$325,955	$287,408	$309,431	$328,131	$1,250,925
Clean Energy & Fueling	445,053	463,014	500,685	528,032	1,936,784	430,729	441,166	466,959	449,423	1,788,277
Imaging & Identification	276,806	287,593	283,966	288,800	1,137,165	283,091	271,932	276,179	285,530	1,116,732
Pumps & Process Solutions	465,729	477,239	472,463	479,135	1,894,566	413,881	465,626	431,373	444,811	1,755,691
Climate & Sustainability Technologies	364,292	436,706	431,127	347,524	1,579,649	455,325	449,001	475,911	398,345	1,778,582
Intersegment eliminations	(981)	(1,067)	(816)	(1,848)	(4,712)	(1,552)	(1,326)	(1,425)	(1,428)	(5,731)
Total consolidated revenue	$1,883,719	$1,948,782	$1,983,542	$1,929,866	$7,745,909	$1,907,429	$1,913,807	$1,958,428	$1,904,812	$7,684,476

EARNINGS FROM CONTINUING OPERATIONS
Segment Earnings:
Engineered Products	$62,532	$52,095	$56,621	$59,989	$231,237	$54,064	$38,872	$63,525	$67,590	$224,051
Clean Energy & Fueling	69,675	87,536	99,536	103,246	359,993	73,605	83,616	92,483	78,900	328,604
Imaging & Identification	69,959	75,786	77,247	78,715	301,707	68,315	61,336	70,316	72,545	272,512
Pumps & Process Solutions	118,737	137,217	138,277	142,375	536,606	115,244	129,337	117,907	121,917	484,405
Climate & Sustainability Technologies	50,759	79,127	76,015	44,974	250,875	73,778	76,074	84,060	71,468	305,380
Total segment earnings	371,662	431,761	447,696	429,299	1,680,418	385,006	389,235	428,291	412,420	1,614,952
Purchase accounting expenses [1]	44,187	44,332	48,356	49,366	186,241	40,603	38,644	38,956	40,379	158,582
Restructuring and other costs [2]	23,971	11,590	16,581	32,841	84,983	14,053	18,143	11,581	19,150	62,927
Disposition costs [3]	—	—	—	—	—	—	—	—	1,302	1,302
(Gain) loss on dispositions [4]	(529,943)	663	(68,633)	115	(597,798)	—	—	—	—	—
Corporate expense / other [5]	42,159	39,526	36,110	38,168	155,963	40,301	34,138	30,937	45,957	151,333
Interest expense	36,365	32,374	34,128	28,304	131,171	34,214	33,803	32,390	30,897	131,304
Interest income	(4,756)	(4,081)	(5,176)	(23,145)	(37,158)	(2,091)	(2,653)	(3,808)	(4,944)	(13,496)
Earnings before provision for income taxes	759,679	307,357	386,330	303,650	1,757,016	257,926	267,160	318,235	279,679	1,123,000
Provision for income taxes [6]	157,577	60,770	73,434	65,267	357,048	51,234	50,150	56,252	21,500	179,136
Earnings from continuing operations	$602,102	$246,587	$312,896	$238,383	$1,399,968	$206,692	$217,010	$261,983	$258,179	$943,864

SEGMENT EARNINGS MARGIN
Engineered Products	18.8%	18.3%	19.1%	20.8%	19.2%	16.6%	13.5%	20.5%	20.6%	17.9%
Clean Energy & Fueling	15.7%	18.9%	19.9%	19.6%	18.6%	17.1%	19.0%	19.8%	17.6%	18.4%
Imaging & Identification	25.3%	26.4%	27.2%	27.3%	26.5%	24.1%	22.6%	25.5%	25.4%	24.4%
Pumps & Process Solutions	25.5%	28.8%	29.3%	29.7%	28.3%	27.8%	27.8%	27.3%	27.4%	27.6%
Climate & Sustainability Technologies	13.9%	18.1%	17.6%	12.9%	15.9%	16.2%	16.9%	17.7%	17.9%	17.2%
Total segment earnings margin	19.7%	22.2%	22.6%	22.2%	21.7%	20.2%	20.3%	21.9%	21.7%	21.0%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
3 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co in our Engineered Products segment.
[4] (Gain) loss on dispositions includes post-closing adjustments related to the disposition of De-Sta-Co in Q1 2024 and the disposition of a minority owned equity method investment in Q3 2024 in the Engineered Products and Climate & Sustainability Technologies segments, respectively.

[5] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

6 Q4 and FY 2023 include the net income tax benefit of internal reorganizations executed in 2023.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,844,877	$398,561
Receivables, net	1,354,225	1,321,107
Inventories, net	1,144,838	1,144,089
Prepaid and other current assets	140,557	139,348
Assets of discontinued operations - current	—	194,486
Assets held for sale - current	—	192,644
Total current assets	4,484,497	3,390,235
Property, plant and equipment, net	987,924	978,472
Goodwill	4,905,702	4,637,564
Intangible assets, net	1,580,854	1,445,204
Other assets and deferred charges	550,183	555,084
Assets of discontinued operations - non-current	—	341,954
Total assets	$12,509,160	$11,348,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$400,056	$468,282
Payables, accrued expenses and other current liabilities	1,796,471	1,727,907
Liabilities of discontinued operations - current	—	153,013
Liabilities held for sale - current	—	64,568
Total current liabilities	2,196,527	2,413,770
Deferred taxes and other non-current liabilities	829,291	801,321
Long-term debt	2,529,346	2,991,759
Liabilities of discontinued operations - non-current	—	35,058
Stockholder's equity:
Stockholders' equity	6,953,996	5,106,605
Total liabilities and stockholders' equity	$12,509,160	$11,348,513

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2024	2023
Operating Activities:
Net earnings	$2,697,126	$1,056,828
Adjustments to reconcile net earnings to cash provided by operating activities:
Earnings from discontinued operations, net	(1,297,158)	(112,964)
Depreciation and amortization	337,842	305,046
Stock-based compensation expense	40,359	30,766
Employee benefit plan (benefit) expense	(9,946)	5,679
Gain on dispositions	(597,798)	—
Net change in assets and liabilities	(82,592)	(65,809)
Net cash provided by operating activities	1,087,833	1,219,546

Investing Activities:
Additions to property, plant and equipment	(167,533)	(183,406)
Acquisitions, net of cash and cash equivalents acquired	(635,269)	(533,623)
Proceeds from dispositions, net of cash transferred	768,847	—
Other, net	6,972	(686)
Net cash used in investing activities	(26,983)	(717,715)

Financing Activities:
Change in commercial paper and other short-term borrowings, net	(467,637)	(267,490)
Dividends paid to stockholders	(283,117)	(284,297)
Repurchase of common stock, including payment under accelerated share repurchase program	(500,000)	—
Payments to settle employee tax obligations on exercise of share-based awards	(16,603)	(12,137)
Other, net	(4,316)	(4,132)
Net cash used in financing activities	(1,271,673)	(568,056)

Cash Flows from Discontinued Operations:
Net cash (used in) provided by operating activities of discontinued operations	(339,454)	116,799
Net cash provided by (used in) investing activities of discontinued operations	1,985,641	(8,915)
Net cash provided by discontinued operations	1,646,187	107,884

Effect of exchange rate changes on cash and cash equivalents	(6,348)	(6,666)

Net increase in cash and cash equivalents, including cash held for sale	1,429,016	34,993
Cash and cash equivalents at beginning of year, including cash held for sale	415,861	380,868
Cash and cash equivalents at the end of year, including cash held for sale	$1,844,877	$415,861

	Years Ended December 31,
	2024	2023
Cash and cash equivalents	$1,844,877	$398,561
Cash and cash equivalents held for sale	—	17,300
Cash and cash equivalents, including cash held for sale	$1,844,877	$415,861

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)
Non-GAAP Reconciliations

	2024					2023
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2023
Adjusted earnings from continuing operations:
Earnings from continuing operations	$602,102	$246,587	$312,896	$238,383	$1,399,968	$206,692	$217,010	$261,983	$258,179	$943,864
Purchase accounting expenses, pre-tax [1]	44,187	44,332	48,356	49,366	186,241	40,603	38,644	38,956	40,379	158,582
Purchase accounting expenses, tax impact [2]	(9,711)	(9,760)	(10,633)	(10,911)	(41,015)	(9,140)	(8,671)	(8,670)	(8,847)	(35,328)
Restructuring and other costs, pre-tax [3]	23,971	11,590	16,581	32,841	84,983	14,053	18,143	11,581	19,150	62,927
Restructuring and other costs, tax impact [2]	(4,734)	(2,479)	(3,465)	(6,864)	(17,542)	(2,990)	(3,665)	(2,401)	(3,970)	(13,026)
Disposition costs, pre-tax [4]	—	—	—	—	—	—	—	—	1,302	1,302
Disposition costs, tax impact [2]	—	—	—	—	—	—	—	—	(270)	(270)
(Gain) loss on dispositions, pre-tax [5]	(529,943)	663	(68,633)	115	(597,798)	—	—	—	—	—
(Gain) loss on dispositions, tax-impact [2]	114,973	(144)	18,889	1,695	135,413	—	—	—	—	—
Adjusted earnings from continuing operations	$240,845	$290,789	$313,991	$304,625	$1,150,250	$249,218	$261,461	$301,449	$305,923	$1,118,051

Adjusted diluted earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$4.30	$1.78	$2.26	$1.72	$10.09	$1.47	$1.54	$1.86	$1.84	$6.71
Purchase accounting expenses, pre-tax [1]	0.32	0.32	0.35	0.36	1.34	0.29	0.27	0.28	0.29	1.13
Purchase accounting expenses, tax impact [2]	(0.07)	(0.07)	(0.08)	(0.08)	(0.30)	(0.06)	(0.06)	(0.06)	(0.06)	(0.25)
Restructuring and other costs, pre-tax [3]	0.17	0.08	0.12	0.24	0.61	0.10	0.13	0.08	0.14	0.45
Restructuring and other costs, tax impact [2]	(0.03)	(0.02)	(0.03)	(0.05)	(0.13)	(0.02)	(0.03)	(0.02)	(0.03)	(0.09)
Disposition costs, pre-tax [4]	—	—	—	—	—	—	—	—	0.01	0.01
Disposition costs, tax impact [2]	—	—	—	—	—	—	—	—	—	—
(Gain) loss on dispositions, pre-tax [5]	(3.79)	—	(0.50)	—	(4.31)	—	—	—	—	—
(Gain) loss on dispositions, tax-impact [2]	0.82	—	0.14	0.01	0.98	—	—	—	—	—
Adjusted diluted earnings per share from continuing operations	$1.72	$2.10	$2.27	$2.20	$8.29	$1.77	$1.86	$2.14	$2.18	$7.95

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period. The tax impact of the (gain) loss on dispositions in Q4 2024 reflects updated tax information related to a Q3 disposition.

[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 and FY 2024 include $3.4 million and Q3 and FY 2023 include $3.3 million of non-cash asset impairment charges for our Climate & Sustainability Technologies segment.

4 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co in our Engineered Products segment.
[5] (Gain) loss on dispositions represents a $529.9 million gain recorded during Q1 2024 and a $0.7 million loss and $1.1 million gain recorded as post-closing adjustments in Q2 2024 and Q4 2024, respectively, on the disposition of De-Sta-Co in the Engineered Products segment. Additionally, a gain of $68.6 million was recorded in Q3 2024 and a $1.2 million post-closing adjustment (reduction to the gain) in Q4 2024 on the disposition of a minority owned equity method investment in the Climate & Sustainability Technologies segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2024					2023
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2023
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$62,532	$52,095	$56,621	$59,989	$231,237	$54,064	$38,872	$63,525	$67,590	$224,051
Other depreciation and amortization [1]	4,785	4,778	4,829	4,867	19,259	5,671	5,778	5,736	4,827	22,012
Adjusted segment EBITDA [2]	67,317	56,873	61,450	64,856	250,496	59,735	44,650	69,261	72,417	246,063
Adjusted segment EBITDA margin [2]	20.2%	19.9%	20.8%	22.5%	20.8%	18.3%	15.5%	22.4%	22.1%	19.7%

Clean Energy & Fueling:
Segment earnings	$69,675	$87,536	$99,536	$103,246	$359,993	$73,605	$83,616	$92,483	$78,900	$328,604
Other depreciation and amortization [1]	7,921	7,627	8,310	8,118	31,976	7,046	7,541	7,686	7,844	30,117
Adjusted segment EBITDA [2]	77,596	95,163	107,846	111,364	391,969	80,651	91,157	100,169	86,744	358,721
Adjusted segment EBITDA margin [2]	17.4%	20.6%	21.5%	21.1%	20.2%	18.7%	20.7%	21.5%	19.3%	20.1%

Imaging & Identification:
Segment earnings	$69,959	$75,786	$77,247	$78,715	$301,707	$68,315	$61,336	$70,316	$72,545	$272,512
Other depreciation and amortization [1]	3,733	3,271	3,905	3,739	14,648	3,394	3,745	3,972	4,182	15,293
Adjusted segment EBITDA [2]	73,692	79,057	81,152	82,454	316,355	71,709	65,081	74,288	76,727	287,805
Adjusted segment EBITDA margin [2]	26.6%	27.5%	28.6%	28.6%	27.8%	25.3%	23.9%	26.9%	26.9%	25.8%

Pumps & Process Solutions:
Segment earnings	$118,737	$137,217	$138,277	$142,375	$536,606	$115,244	$129,337	$117,907	$121,917	$484,405
Other depreciation and amortization [1]	12,139	12,637	12,651	12,623	50,050	10,939	11,609	12,052	11,744	46,344
Adjusted segment EBITDA [2]	130,876	149,854	150,928	154,998	586,656	126,183	140,946	129,959	133,661	530,749
Adjusted segment EBITDA margin [2]	28.1%	31.4%	31.9%	32.3%	31.0%	30.5%	30.3%	30.1%	30.0%	30.2%

Climate & Sustainability Technologies:
Segment earnings	$50,759	$79,127	$76,015	$44,974	$250,875	$73,778	$76,074	$84,060	$71,468	$305,380
Other depreciation and amortization [1]	7,275	7,220	7,048	7,596	29,139	6,624	6,895	6,954	7,084	27,557
Adjusted segment EBITDA [2]	58,034	86,347	83,063	52,570	280,014	80,402	82,969	91,014	78,552	332,937
Adjusted segment EBITDA margin [2]	15.9%	19.8%	19.3%	15.1%	17.7%	17.7%	18.5%	19.1%	19.7%	18.7%

Total Segments:
Total segment earnings [2,3]	$371,662	$431,761	$447,696	$429,299	$1,680,418	$385,006	$389,235	$428,291	$412,420	$1,614,952
Other depreciation and amortization [1]	35,853	35,533	36,743	36,943	145,072	33,674	35,568	36,400	35,681	141,323
Total Adjusted segment EBITDA [2]	407,515	467,294	484,439	466,242	1,825,490	418,680	424,803	464,691	448,101	1,756,275
Total Adjusted segment EBITDA margin [2]	21.6%	24.0%	24.4%	24.2%	23.6%	21.9%	22.2%	23.7%	23.5%	22.9%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to earnings from continuing operations.

DOVER CORPORATION
QUARTERLY EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2024					2023
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2023
Earnings from continuing operations	$602,102	$246,587	$312,896	$238,383	$1,399,968	$206,692	$217,010	$261,983	$258,179	$943,864
Provision for income taxes [1]	157,577	60,770	73,434	65,267	357,048	51,234	50,150	56,252	21,500	179,136
Earnings before provision for income taxes	759,679	307,357	386,330	303,650	1,757,016	257,926	267,160	318,235	279,679	1,123,000
Interest income	(4,756)	(4,081)	(5,176)	(23,145)	(37,158)	(2,091)	(2,653)	(3,808)	(4,944)	(13,496)
Interest expense	36,365	32,374	34,128	28,304	131,171	34,214	33,803	32,390	30,897	131,304
Corporate expense / other [2]	42,159	39,526	36,110	38,168	155,963	40,301	34,138	30,937	45,957	151,333
Disposition costs [3]	—	—	—	—	—	—	—	—	1,302	1,302
(Gain) loss on dispositions [4]	(529,943)	663	(68,633)	115	(597,798)	—	—	—	—	—
Restructuring and other costs [5]	23,971	11,590	16,581	32,841	84,983	14,053	18,143	11,581	19,150	62,927
Purchase accounting expenses [6]	44,187	44,332	48,356	49,366	186,241	40,603	38,644	38,956	40,379	158,582
Total segment earnings [7]	371,662	431,761	447,696	429,299	1,680,418	385,006	389,235	428,291	412,420	1,614,952
Add: Other depreciation and amortization [8]	35,853	35,533	36,743	36,943	145,072	33,674	35,568	36,400	35,681	141,323
Total adjusted segment EBITDA [7]	$407,515	$467,294	$484,439	$466,242	$1,825,490	$418,680	$424,803	$464,691	$448,101	$1,756,275

1 Q4 and FY 2023 include the net income tax benefit of internal reorganizations executed in 2023.
[2] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

3 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co in our Engineered Products segment.
[4] (Gain) loss on dispositions represents a $529.9 million gain recorded during Q1 2024 and $0.7 million loss and $1.1 million gain recorded as post-closing adjustments in Q2 2024 and Q4 2024, respectively, on the disposition of De-Sta-Co in the Engineered Products segment. Additionally, a gain of $68.6 million was recorded in Q3 2024 and a $1.2 million post-closing adjustment (reduction to the gain) in Q4 2024 on the disposition of a minority owned equity method investment in the Climate & Sustainability Technologies segment.

[5] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[6] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[7] Refer to Non-GAAP Disclosures section for definition.
[8] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2024
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
Engineered Products	2.1%	18.3%	12.1%	1.6%	8.2%
Clean Energy & Fueling	1.4%	2.3%	(1.2)%	7.9%	2.6%
Imaging & Identification	(1.6)%	6.9%	3.3%	1.3%	2.4%
Pumps & Process Solutions	4.5%	(3.1)%	1.9%	2.9%	1.4%
Climate & Sustainability Technologies	(20.3)%	(2.3)%	(9.4)%	(12.8)%	(11.2)%
Total Organic	(3.4)%	3.0%	0.3%	0.3%	—%
Acquisitions	2.2%	2.3%	3.8%	3.8%	3.0%
Dispositions	—%	(2.8)%	(2.7)%	(2.5)%	(2.0)%
Currency translation	—%	(0.7)%	(0.1)%	(0.3)%	(0.2)%
Total*	(1.2)%	1.8%	1.3%	1.3%	0.8%
* Totals may be impacted by rounding.

	2024
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
United States	(2.3)%	9.1%	8.4%	—%	3.8%
Other Americas	(6.1)%	18.2%	1.7%	9.7%	5.6%
Europe	(0.5)%	(3.8)%	(4.6)%	(3.6)%	(3.1)%
Asia	(4.8)%	(8.6)%	(9.5)%	(5.4)%	(7.1)%
Other	(21.6)%	(28.0)%	(33.4)%	31.1%	(17.4)%
Total Organic	(3.4)%	3.0%	0.3%	0.3%	—%
Acquisitions	2.2%	2.3%	3.8%	3.8%	3.0%
Dispositions	—%	(2.8)%	(2.7)%	(2.5)%	(2.0)%
Currency translation	—%	(0.7)%	(0.1)%	(0.3)%	(0.2)%
Total*	(1.2)%	1.8%	1.3%	1.3%	0.8%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation*
	2024 Actual	2025 Guidance
Earnings per Share from Continuing Operations (GAAP)	$10.09	$8.16 - $8.36
Acquisition-related amortization, net	1.04	1.07
Restructuring and other costs, net	0.48	0.07
Gain on dispositions, net	(3.33)	—
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$8.29	$9.30 - $9.50

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2024					2023
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2023
BOOKINGS

Engineered Products	$329,925	$280,542	$284,823	$276,487	$1,171,777	$329,005	$297,662	$330,566	$312,416	$1,269,649
Clean Energy & Fueling	471,610	442,086	507,329	517,470	1,938,495	454,526	440,137	449,663	401,195	1,745,521
Imaging & Identification	278,433	288,641	281,289	295,784	1,144,147	290,712	262,092	271,113	297,312	1,121,229
Pumps & Process Solutions	473,632	461,426	448,074	473,548	1,856,680	464,297	394,317	363,111	455,390	1,677,115
Climate & Sustainability Technologies	453,086	406,269	332,503	378,774	1,570,632	371,643	310,911	340,474	325,625	1,348,653
Intersegment eliminations	(791)	(1,591)	(1,065)	(2,578)	(6,025)	(1,530)	(1,913)	(848)	(2,100)	(6,391)
Total consolidated bookings	$2,005,895	$1,877,373	$1,852,953	$1,939,485	$7,675,706	$1,908,653	$1,703,206	$1,754,079	$1,789,838	$7,155,776

	2024
	Q1	Q2	Q3	Q4	Q4 YTD
BOOKINGS GROWTH FACTORS

Organic
Engineered Products	0.2%	11.4%	—%	3.2%	3.5%
Clean Energy & Fueling	1.6%	(1.6)%	7.0%	17.4%	5.8%
Imaging & Identification	(3.4)%	11.1%	4.3%	(0.6)%	2.6%
Pumps & Process Solutions	(4.6)%	10.5%	15.1%	(2.6)%	3.7%
Climate & Sustainability Technologies	22.3%	31.6%	(2.1)%	15.8%	16.7%
Total Organic	3.2%	11.5%	5.1%	6.5%	6.5%
Acquisitions	2.1%	2.4%	3.5%	4.7%	3.2%
Dispositions	—%	(3.0)%	(2.9)%	(2.7)%	(2.1)%
Currency translation	(0.2)%	(0.7)%	(0.1)%	(0.1)%	(0.3)%
Total*	5.1%	10.2%	5.6%	8.4%	7.3%
* Totals may be impacted by rounding.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2024
(unaudited)(amounts in thousands except share data and where otherwise indicated)

The discussion throughout this Investor Supplement, unless otherwise noted, relates solely to our continuing operations.

Acquisitions

During the fourth quarter of 2024, the Company completed the acquisition of certain assets from Carter Day International, Inc.'s petrochemical division, within the Pumps & Process Solutions segment for $34.0 million, inclusive of contingent consideration.

For the full year 2024, the Company acquired eight businesses in separate transactions for total consideration of $674.0 million, net of cash acquired and inclusive of measurement period adjustments and contingent consideration of $38.7 million. These businesses were acquired to complement and expand upon existing operations within the Clean Energy & Fueling, Engineered Products, Imaging & Identification and Pumps & Process Solutions segments. The purchase price allocations for these acquisitions are preliminary and subject to change during the measurement period.

Dispositions

During the fourth quarter of 2024, the Company completed the sale of the Environmental Solutions Group ("ESG") business, an operating company within the Engineered Products segment, for a total consideration, net of cash transferred, of $2.0 billion. The disposal represented a strategic shift with a major effect on the Company's operations and qualified for discontinued operations presentation. This sale resulted in a preliminary pre-tax gain on disposition of $1.6 billion ($1.2 billion after-tax), included within earnings from discontinued operations, net in the consolidated statements of earnings for the year ended December 31, 2024. The preliminary total consideration and preliminary pre-tax gain on disposition are subject to standard working capital adjustments.

For the full year 2024, the Company completed two additional sales. On March 31, 2024, the Company completed the sale of the De-Sta-Co business, an operating company within the Engineered Products segment, for total consideration, net of cash transferred, of $675.9 million. This sale resulted in a pre-tax gain on disposition of $530.3 million ($415.4 million after-tax) included within the consolidated statements of earnings for the year ended December 31, 2024. On September 30, 2024, a minority owned equity method investment held within the Climate & Sustainability Technologies segment was sold and the Company received its proportionate share of the proceeds amounting to $93.0 million. The sale resulted in a preliminary pre-tax gain of $67.4 million, ($47.0 million after-tax), subject to customary post-closing adjustments and included within the consolidated statements of earnings for the year ended December 31, 2024.

Restructuring and Other Costs

During the fourth quarter and year ended December 31, 2024, restructuring and other costs included restructuring charges of $28.2 million and $69.8 million, respectively, and other costs of $4.7 million and $15.2 million, respectively. The restructuring expenses incurred during the year ended December 31, 2024 were primarily related to headcount reductions and product line and other exit costs in the Clean Energy & Fueling and Climate & Sustainability Technologies segments. These restructuring programs were initiated in 2023 and 2024 and were undertaken in light of current market conditions. Other costs were primarily due to non-cash asset impairment charges and reorganization costs in the Climate & Sustainability Technologies and Imaging & Identification segments, respectively.

($ in millions)	2024		2023
	Q4	FY	Q4	FY
Engineered Products	$4.9	$7.9	$3.5	$9.0
Clean Energy & Fueling	16.4	33.6	5.6	24.7
Imaging & Identification	7.4	14.9	4.8	7.1
Pumps & Process Solutions	1.0	5.0	1.5	7.9
Climate & Sustainability Technologies	1.6	20.1	2.1	9.3
Corporate	1.5	3.6	1.6	4.9
Total*	$32.8	$85.0	$19.2	$62.9
* Totals may be impacted by rounding.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2024
(unaudited)(amounts in thousands except share data and where otherwise indicated)

Tax Rate

The effective tax rate was 21.5% and 7.7% for the fourth quarters of 2024 and 2023, respectively. On a full year basis, the effective tax rate for 2024 and 2023 was 20.3% and 16.0%, respectively. The 2024 tax rate was primarily driven by gains on dispositions. The 2023 tax rate was primarily driven by the release of a net valuation allowance against non-U.S. tax loss carryforwards mainly related to an internal reorganization, partially offset by an accrual of withholding taxes on current and future repatriation of certain foreign earnings.

Accelerated Share Repurchase

During the year ended December 31, 2024, the Company received a total of 2,869,282 shares upon completion of the accelerated repurchase program (the "ASR Program") for $500 million. The total number of shares ultimately repurchased under the ASR Program was based on the volume-weighted average share price of Dover's common stock during the calculation period, less a discount, which was $174.26 over the term of the ASR Program. During the year ended December 31, 2024, exclusive of any ASR Program, there were no share repurchases.

Capitalization

The following table provides a calculation of net debt to net capitalization from the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2024	December 31, 2023
Commercial paper	$—	$467,600
Current portion of long-term debt and other	400,056	682
Total Short-term borrowings and current portion of long-term debt	$400,056	$468,282
Long-term debt	2,529,346	2,991,759
Total debt	2,929,402	3,460,041
Less: Cash and cash equivalents, including cash held for sale	(1,844,877)	(415,861)
Net debt	1,084,525	3,044,180
Add: Stockholders' equity	6,953,996	5,106,605
Net capitalization	$8,038,521	$8,150,785
Net debt to net capitalization	13.5%	37.3%

Quarterly Cash Flow

	2024					2023
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2023
Net Cash Flows Provided By (Used In):
Operating activities	$146,456	$149,181	$353,244	$438,952	$1,087,833	$220,240	$168,947	$331,795	$498,564	$1,219,546
Investing activities	432,416	33,215	(402,512)	(90,102)	(26,983)	(41,952)	(40,591)	(48,529)	(586,643)	(717,715)
Financing activities	(80,782)	(830,657)	92,994	(453,228)	(1,271,673)	(306,565)	(137,924)	(312,716)	189,149	(568,056)

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2024
(unaudited)(amounts in thousands except share data and where otherwise indicated)

Quarterly Free Cash Flow (Non-GAAP)

	2024					2023
	Q1	Q2	Q3	Q4	FY 2024	Q1	Q2	Q3	Q4	FY 2023
Cash flow from operating activities [1]	$146,456	$149,181	$353,244	$438,952	$1,087,833	$220,240	$168,947	$331,795	$498,564	$1,219,546
Less: Capital expenditures	(40,050)	(35,822)	(37,754)	(53,907)	(167,533)	(46,771)	(38,183)	(41,177)	(57,275)	(183,406)
Free cash flow	$106,406	$113,359	$315,490	$385,045	$920,300	$173,469	$130,764	$290,618	$441,289	$1,036,140

Cash flow from operating activities as a percentage of revenue	7.8%	7.7%	17.8%	22.7%	14.0%	11.5%	8.8%	16.9%	26.2%	15.9%

Cash flow from operating activities as a percentage of adjusted earnings from continuing operations	60.8%	51.3%	112.5%	144.1%	94.6%	88.4%	64.6%	110.1%	163.0%	109.1%

Free cash flow as a percentage of revenue	5.6%	5.8%	15.9%	20.0%	11.9%	9.1%	6.8%	14.8%	23.2%	13.5%

Free cash flow as a percentage of adjusted earnings from continuing operations	44.2%	39.0%	100.5%	126.4%	80.0%	69.6%	50.0%	96.4%	144.2%	92.7%
1 Q2, Q3, Q4 and FY 2024 include income tax payments of $56.0 million, $24.0 million, $23.4 million and $103.4 million, respectively, related to the gain on the disposition of De-Sta-Co. Q4 and FY 2024 also include income tax payments of $20.4 million related to the sale of a minority owned equity method investment.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted earnings from continuing operations, net debt, net capitalization, net debt to net capitalization ratio, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings from continuing operations per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

The items described in our definitions herein, unless otherwise noted, relate solely to our continuing operations.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, disposition costs and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted earnings per share from continuing operations or adjusted earnings per share from continuing operations represents diluted earnings from continuing operations per share adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, disposition costs and gain/loss on disposition.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, disposition costs, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Net debt represents total debt minus cash and cash equivalents, including cash held for sale. Net capitalization represents net debt plus stockholders' equity. Net debt to net capitalization ratio is net debt divided by net capitalization. Net debt to net capitalization is helpful in evaluating our capital structure and the amount of leverage we employ.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted earnings from continuing operations equals free cash flow divided by adjusted earnings from continuing operations. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and exclude de-bookings related to orders received in prior periods, if any. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent bookings excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.